Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

BANK OF AMERICA PLAZA

600 PEACHTREE STREET, N.E. - SUITE 5200

ATLANTA, GEORGIA 30308-2216

www.troutmansanders.com

TELEPHONE: 404-885-3000

November 8, 2006

The Southern Company

30 Ivan Allen Jr. Boulevard, N.W.

Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to The Southern Company (“Southern”) in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2006 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of among other things (1) Common Stock (the “Common Stock”) to be issued by Southern, (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by Southern, (3) Guarantees (as defined in the Registration Statement) with respect to Trust Preferred Securities to be issued by Southern Company Capital Trust VII and Southern Company Capital Trust VIII, and (4) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by Southern. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between Southern and the trustee named therein (the “Subordinated Note Indenture”), the Guarantees will be issued pursuant to separate guarantee agreements between Southern and the trustees named therein (the “Guarantee Agreements”) and the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between Southern and the trustee named therein (the “Senior Note Indenture” and, together with the Subordinated Note Indenture, the “Indentures”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and copies of Southern’s Certificate of Incorporation, as amended, and By-laws each as certified to us by an officer of the Company. We also have reviewed minutes of proceedings relating to the issuance and sale of the Common Stock and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky

ATLANTA • HONG KONG • LONDON • NEW YORK • NORFOLK • RALEIGH • RICHMOND • TYSONS CORNER • VIRGINIA BEACH • WASHINGTON, D.C.

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

The Southern Company

November 8, 2006

laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of Southern or a duly authorized committee thereof, when the Common Stock, the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold and:

1.     When certificates for the Common Stock have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors of Southern or a duly authorized committee thereof and the By-laws of Southern, the shares of Common Stock will be legally issued, fully paid and nonassessable shares of Southern, and the holders and owners thereof will be entitled to all rights and preferences set forth in the Certificate of Incorporation of Southern, as amended.

2.     When the Indentures, any supplemental indenture to be entered into in connection with the issuance of any Note and the Guarantee Agreements have been duly authorized, executed and delivered by the proper officers of Southern and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of Southern (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Dewey Ballantine LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture, the Guarantee Agreements and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Southern with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Southern, or any restriction imposed by any court or governmental body having jurisdiction over Southern.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW

The Southern Company

November 8, 2006

laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/Troutman Sanders LLP

Annex I

Dewey Ballantine LLP

New York, New York

November 8, 2006

Troutman Sanders LLP

Bank of America Plaza

600 Peachtree Street, N.E.

Suite 5200

Atlanta, Georgia 30308-2216

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2006 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of among other things (1) Common Stock (the “Common Stock”) to be issued by The Southern Company (“Southern”), (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by Southern, (3) Guarantees (as defined in the Registration Statement) with respect to Trust Preferred Securities to be issued by Southern Company Capital Trust VII and Southern Company Capital Trust VIII, and (4) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by Southern. The Junior Subordinated Notes will be issued pursuant to a subordinated note indenture, as supplemented, between Southern and the trustee named therein (the “Subordinated Note Indenture”), the Guarantees will be issued pursuant to separate guarantee agreements between Southern and the trustees named therein (the “Guarantee Agreements”) and the Senior Notes will be issued pursuant to a senior note indenture, as supplemented, between Southern and the trustee named therein (the “Senior Note Indenture” and, together with the Subordinated Note Indenture, the “Indentures”), in each case in the respective forms filed as exhibits to the Registration Statement.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of Southern or a duly authorized committee thereof, when the Junior Subordinated Notes, the Guarantees and the Senior Notes have been issued and sold and:

1.     When the Indentures, any supplemental indenture to be entered into in connection with the issuance of any Note and the Guarantee Agreements have been duly authorized, executed and delivered by the proper officers of Southern and the trustees named therein and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes, the Guarantees and the Senior Notes will be valid, binding and legal obligations of Southern (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture, the Guarantee Agreements and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by Southern with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Southern, or any restriction imposed by any court or governmental body having jurisdiction over Southern.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/Dewey Ballantine LLP

DEWEY BALLANTINE LLP